Exhibit 99.8

PLATINUM GROUP METALS LTD.

(the “Corporation”)

SUBSCRIPTION AGREEMENT

(Common Shares – Non-Brokered)

INSTRUCTIONS

All Subscribers:

1.	Complete and sign pages i and ii of the Subscription Agreement.

2.

If you are a non-individual subscriber resident outside of Canada and you are not purchasing securities with an aggregate acquisition cost of CDN$150,000, a duly executed and completed Accredited Investor Certificate – Appendix A to Schedule A

All Canadian Subscribers:

3.	Complete and sign the Canadian Exemption Certificate – Schedule A;

4.	If you are an “Accredited Investor”:

(a)	complete and sign the Accredited Investor Certificate – Appendix A to Schedule A; and

(b)

if you are an individual relying on category (j), (k) or (l) of the Accredited Investor Certificate (and do not meet the higher financial asset threshold set out in paragraph (j.1) of the Accredited Investor Certificate), complete and sign the Form 45-106F9 – Form for Individual Accredited Investors (Exhibit 1 to Appendix A).

United States Subscribers:

5.	Complete and sign the U.S. Accredited Investor Certificate – Schedule B

United Kingdom Subscribers:

6.	Please refer in particular to the warranties in paragraphs 4(g) and 4(h) in the attached Appendix 1.

PLEASE DELIVER YOUR COMPLETED AND ORIGINALLY EXECUTED COPY OF, AND THE OTHER DOCUMENTS REQUIRED TO BE DELIVERED WITH, THIS SUBSCRIPTION AGREEMENT TO THE CORPORATION AS SOON AS POSSIBLE TO:

Platinum Group Metals Ltd.

Suite 838-1100 Melville Street, Vancouver, British Columbia V6E 4A6

Attention: Mimy Fernandez-Maldonado, Corporate & Securities Administrator

Telephone: 604 899-5450 | Facsimile: 604 484-4710 | Email: mimy@platinumgroupmetals.net

PLEASE DELIVER PAYMENT FOR THESE SECURITIES AS SOON AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS SET OUT IN SECTION 2(b) OF THIS SUBSCRIPTION AGREEMENT.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS. ACCORDINGLY, THESE SECURITIES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO OF FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AS DEFINED IN REGULATION S UNDER THE 1933 ACT, ABSENT REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

TO: Platinum Group Metals Ltd. (the “Corporation”) of Suite 838-1100 Melville Street, Vancouver, British Columbia V6E 4A6

The undersigned (the “Subscriber”) on its own behalf or, if applicable, on behalf of the disclosed purchaser who is identified by name and on whose behalf the Subscriber, as agent, is purchasing hereunder (the “Disclosed Purchaser”), hereby irrevocably subscribes for and agrees to purchase from the Corporation, on and subject to the terms and conditions attached hereto, that number of common shares of the Corporation (the “Purchased Securities”, each such share in the authorized share structure of the Corporation, a “Common Share”) set forth below, for the aggregate subscription price set forth below at a subscription price of US$2.23 per Common Share (the “Purchase Price”). Attached as Appendix 1 to this Agreement are the terms and conditions of the sale of the Purchased Securities (as herein defined) and the representations, warranties and covenants hereby made by the Subscriber and the Corporation, all of which Appendix 1 forms part of and is hereby incorporated by reference into this Agreement (the “Terms and Conditions”).

The offering (the “Offering”) of the Common Shares (the “Offered Securities”) herein is subject to the Corporation obtaining acceptance of notice of the Offering from the Toronto Stock Exchange and approval of the listing of the Offered Securities from the NYSE American LLC.

Number of Purchased Securities	Aggregate Purchase Price
1,121,076	US$	2,499,999.48

Execution by the Subscriber (Please also ensure all Schedules and Exhibits (as applicable) are completed and executed (see “Instructions” on the first page of this Agreement)):

EXECUTED by the Subscriber this 7th day of December, 2020.

/s/ Karen Oliver /s/ Mark Lewis	No. 2 The Forum, Grenville Street
Signature of Subscriber (if Subscriber is an individual) or of the Authorized Signatory (if Subscriber is not an individual)	(Subscriber’s Residential or Head Office Address) (please print)

Deepkloof Limited Name of Subscriber (please print)	St. Helier, Jersey

Beaumont (Directors) Ltd., Sole Corporate Director Name and Official Capacity or Title of Authorized Signatory (please print)	+44 1534 823000 (Telephone Number)

+441 534 823001 (Facsimile Number)

iad@stonehagefleming.com (Email Address)

- i -

IF YOU ARE SIGNING THIS AGREEMENT AS AGENT FOR A DISCLOSED PURCHASER, PLEASE PROVIDE THE FOLLOWING INFORMATION FOR EACH DISCLOSED PURCHASER

Details of Disclosed Purchaser, if applicable

Deepkloof Limited Name of Disclosed Purchaser (please print)	No. 2 The Forum, Grenville Street, St. Helier, Jersey, JE1 4HH Disclosed Purchaser’s Residential or Head Office Address

+44 1534 823000 (Telephone Number)	+44 1534 823001_/ email: iad@stonehagefleming.com__ (Facsimile Number)

Registration Instructions (if other than in name of Subscriber): Name and Address (as it should appear on the certificates)	Certificate Delivery Instructions (if other than the address above): c/o Stonehage Fleming S.A. Address Rue du Puits-Godet 12, PO Box 763 2002 Neuchâtel, Switzerland

Account reference, if applicable	Account reference, if applicable

Address of Intermediary	Jonathan Biddle Contact Name

( +41 ) 32 723 1000 Telephone Number

iad@stonehagefleming.com Email Address

The Purchased Securities will be subject to a hold period in Canada of four months from the Closing Date pursuant to applicable securities laws. The certificates evidencing the Purchased Securities will bear a legend to that effect. Consequently, such Purchased Securities will be subject to resale restrictions during such period. Additional restrictions will apply to the Purchased Securities purchased by or for the account or benefit of U.S. Persons or persons in the United States, as described in Schedule B. You are advised to consult your own legal advisors in this regard.

Present Ownership of Securities

The Subscriber or Disclosed Purchaser, as the case may be, either [check appropriate box]:

☐	owns directly or indirectly, or exercises control or direction over, no common shares of the Corporation or securities convertible into common shares of the Corporation; or

☒

owns directly or indirectly, or exercises control or direction over, 21,228,778 common shares of the Corporation and convertible securities entitling the Subscriber to acquire an additional _____nil____ common shares of the Corporation.

Insider or Registrant

The Subscriber or Disclosed Purchaser, as the case may be, is either [check appropriate box]:

☒	an “Insider” as such term is defined in the Securities Act (British Columbia);

☐	a “Registrant” as such term is defined in the Securities Act (British Columbia);

☐	is not an “Insider” nor a “Registrant”.

- ii -

This Agreement is accepted by Platinum Group Metals Ltd., subject to the Terms and Conditions, this 8th day of December, 2020.

PLATINUM GROUP METALS LTD.

Per:	/s/ Frank Hallam
Authorized Signatory

- iii -

APPENDIX 1

TERMS AND CONDITIONS OF THE OFFERING

THE TERMS AND CONDITIONS OF THE OFFERING ARE AS FOLLOWS:

1.	Definitions

Definitions: In this Agreement, in addition to terms defined elsewhere herein, unless the context otherwise requires:

(a)	“1933 Act” means the Securities Act of 1933, as amended, of the United States;

(b)	“Accredited Investor” has the meaning ascribed to such term in National Instrument 45-106;

(c)	“Agreement” means this subscription agreement and includes all schedules, appendices and exhibits attached hereto, in each case, as the same may be amended, supplemented or restated from time to time;

(d)	“Business Day” means a day on which Canadian chartered banks are open for the transaction of regular business in the City of Vancouver, British Columbia;

(e)	“CDN$” means lawful money of Canada;

(f)	“Closings” means the closing of the purchase and sale of the Offered Securities;

(g)	“Closing Date” means the date of the Closing, which will be such date as the Corporation may determine in its discretion;

(h)	“Commissions” means the provincial securities commission or other regulatory authority in each of the Offering Jurisdictions;

(i)	“Common Shares” means the common shares in the authorized share structure of the Corporation as constituted on the date hereof;

(j)	“Corporation” means Platinum Group Metals Ltd., a corporation amalgamated under the Business Corporations Act (British Columbia) and includes any successor corporation thereto;

(k)	“CRA” means the Canada Revenue Agency;

(l)	“Disclosed Purchaser” means the person on whose behalf the Subscriber, as agent, is purchasing hereunder;

(m)	“National Instrument 45-106” means National Instrument 45-106 “Prospectus Exemptions” of the Canadian Securities Administrators;

(n)	“Offered Securities” means the up to US$2,499,999.48 in Common Shares offered for sale by the Corporation pursuant to the Offering;

(o)	“Offering” means the offering of the Offered Securities on a private placement basis;

(p)

“Offering Jurisdictions” means collectively all the provinces of Canada, the United States, the United Kingdom and certain offshore jurisdictions where the Offered Securities are offered to prospective purchasers;

(q)

“Person” means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind;

(r)	“Personal Information” means any information about an identifiable individual and includes information provided by the Subscriber in this Agreement;

(s)	“Purchase Price” means US$2.23 per Purchased Security;

(t)	“Purchased Securities” means the Common Shares which the Subscriber has agreed to purchase under this Agreement;

(u)	“Regulation D” means Regulation D under the 1933 Act;

(v)	“Regulation S” means Regulation S under the 1933 Act;

(w)	“Regulatory Authorities” means the Commissions and the Stock Exchanges;

(x)

“Securities Laws” means the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of the Offering Jurisdictions and each of the Commissions;

(y)	“Stock Exchanges” means the Toronto Stock Exchange and the NYSE American, LLC;

(z)	“Subscriber” means the Person purchasing the Purchased Securities and whose name appears on the execution page hereof and who has signed this Agreement;

(aa)	“Subscription Proceeds” means the aggregate Purchase Price paid by the Subscriber for the Purchased Securities;

(bb)	“U.S. Accredited Investor” means an “accredited investor” as defined in Rule 501(a) of Regulation D;

(cc)

“U.S. Person” has the meaning ascribed to it in Regulation S. Without limiting the foregoing, but for greater clarity in this Agreement, a U.S. Person includes, subject to the exclusions set forth in Regulation S, (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate or trust of which any executor, administrator or trustee is a U.S. Person, (iv) any agency or branch of a foreign entity located in the United States; (v) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vi) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States, and (vii) any partnership or corporation organized or incorporated under the laws of any non U.S. jurisdiction which is formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by U.S. Accredited Investors who are not natural persons, estates or trusts;

(dd)	“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia; and

(ee)	“US$” means lawful money of the United States.

2.	Conditions of the Offering

In connection with your purchase of the Purchased Securities, you agree to return to the Corporation as soon as possible the following documents:

(a)	this Agreement, duly completed and executed;

(b)

a certified cheque, bank draft or wire transfer for the total Purchase Price of the Purchased Securities payable to the Corporation. If you are sending a certified cheque or bank draft, please make the same payable to the Corporation and deliver the same to:

[Redacted]

If you are sending such funds by wire transfer, please note the following wire transfer instructions:

[Redacted]

(c)	if you are, or, if applicable, the Disclosed Purchaser is, a resident of Canada:

(i)	a duly executed and completed Accredited Investor Certificate, attached as Appendix A to Schedule A hereto; and

(ii)

if the Subscriber, or, if applicable, the Disclosed Purchaser is an individual relying on category (j), (k) or (l) of the Accredited Investor Certificate (and do not meet the higher financial asset threshold set out in paragraph (j.1) of the Accredited Investor Certificate), a duly executed and completed Form 45-106F9-Form for Individual Accredited Investors attached as Exhibit 1 to Appendix A hereto; and

(d)

if you are, or, if applicable, the Disclosed Purchaser is, or is purchasing for the account or benefit of, a Person in the United States or a U.S. Person, or otherwise subject to United States securities laws, a fully executed and completed U.S. Accredited Investor Certificate, attached as Schedule B hereto;

(e)

if you are a non-individual subscriber resident outside of Canada and you are not purchasing sufficient Offered Securities so that the aggregate acquisition cost of the Purchased Securities is CDN$150,000, a duly executed and completed Accredited Investor Certificate, attached as Appendix A to Schedule A hereto; and

(f)	any further documentation as required under the Securities Laws or by the policies of any Stock Exchange or other Regulatory Authority.

The obligation of the Corporation to sell the Purchased Securities to you is subject to, among other things, the conditions that:

(a)

you execute and return all documents required by the Securities Laws and the policies of any Stock Exchange for delivery on your behalf, including the forms set out in Schedule A and Schedule B attached hereto, as applicable, to the Corporation as the sale of the Purchased Securities by the Corporation to you will not be qualified by a prospectus or registration statement;

(b)

the representations and warranties made by you on your own behalf or, if applicable, on behalf of the Disclosed Purchaser (including representations and warranties made in any Schedule attached hereto, as applicable) herein are true and correct when made and are true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date;

(c)

all covenants, agreements and conditions contained in this Agreement to be performed by you or, if applicable, the Disclosed Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects;

(d)	the Corporation receives acceptance of notice of the Offering and conditional approval, or approval, as applicable, for the listing of the Offered Securities from the Stock Exchanges; and

(e)	you deliver to the Corporation the aggregate purchase price for the Purchased Securities before the Closing Date; and

(f)	all other necessary regulatory approvals are obtained prior to the Closing Date.

Notwithstanding the foregoing, the Corporation reserves the right to accept or reject any subscription for the Purchased Securities, for any reason or for no reason, in whole or in part, or to allot to any prospective Subscriber fewer Common Shares than such prospective Subscriber has subscribed to purchase.

By returning this Agreement you consent on your own behalf or, if applicable, on behalf of the Disclosed Purchaser, to the filing by the Corporation of all documents and Personal Information concerning you or, if applicable, the Disclosed Purchaser, provided in this Agreement required by the Securities Laws and the policies of the Stock Exchanges.

If you are not subscribing for the Purchased Securities for your own account each Disclosed Purchaser for whom you are contracting hereunder must be purchasing the Purchased Securities as principal for such Disclosed Purchaser’s own account and (unless you are an authorized agent with power to sign on behalf of the beneficial purchaser) must execute all documents required by the Securities Laws of the Offering Jurisdictions and the policies of the Stock Exchanges with respect to the Purchased Securities being acquired by such Disclosed Purchaser as principal. If you are signing this Agreement as agent or pursuant to a power of attorney for the Subscriber, you represent and warrant that you have authority to bind the Subscriber.

You agree, and you agree to cause any Disclosed Purchaser for whom you are contracting hereunder, to comply with all Securities Laws and with the policies of the Stock Exchanges concerning the purchase of, the holding of, and the resale restrictions applicable to, the Purchased Securities.

You acknowledge on your own behalf or, if applicable, on behalf of the Disclosed Purchaser, that the Corporation has the right to close the subscription books at any time without notice and to accept or reject any subscription in its sole discretion.

3.	The Closing

Subject to receipt of all completed documentation in accordance with section 2, the Closing of the purchase and sale of the Offered Securities will take place at the offices of the Corporation at 10:00 a.m. (Vancouver time) on the Closing Date. The Purchased Securities will be available for delivery to you against payment to the Corporation of the amount of the Purchase Price for the Purchased Securities in freely transferable United States funds.

The Subscriber acknowledges that the Offering may be completed at one or more partial closings in the discretion of the Corporation and that the Closing as contemplated in this Agreement may be effected at one or more of such partial closings.

The Subscriber hereby irrevocably appoints the Corporation to act as its agent for the purpose of acting as its representative at the Closing and hereby appoints the Corporation, with full power of substitution, as the Subscriber’s true and lawful attorney in its place or stead to execute in its name or, if applicable, the Disclosed Purchaser’s name and on its behalf or, if applicable, on behalf of the Disclosed Purchaser, all closing receipts and documents required, to complete or correct any minor administrative errors or omissions in any form or document provided by the Subscriber, to approve any opinion, certificate or other document addressed to the Subscriber, to waive, in whole or in part, any representation, warranty, covenant or condition for the Subscriber’s benefit and contained in this Agreement.

Upon completion of the Closing, the Corporation is irrevocably entitled to the Purchase Price for the Purchased Securities, subject to the rights of the Subscriber under this Agreement and any applicable laws.

4.	Representations and Warranties of the Subscriber

The sale of the Purchased Securities by the Corporation to the Subscriber is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or registration statement and as to the preparation of an offering memorandum or similar document contained in any statute, regulation, instrument, rule or policy applicable to the sale of the Purchased Securities or upon the issue of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or registration statement or delivering an offering memorandum or similar document.

The Subscriber and, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, acknowledge, represent, warrant, covenant and certify to and with the Corporation that, as at the date given above and at the Closing Date:

(a)

the Corporation has advised you that the Corporation is relying on an exemption from the requirements under the Securities Laws in Canada to provide you with a prospectus or registration statement and to sell the Purchased Securities through a person registered to sell securities under the Securities Laws in Canada and no prospectus or registration statement has been filed by the Corporation with any of the Commissions in connection with the issuance of the Purchased Securities, and as a consequence:

(i)

you are restricted from using most of the civil remedies available under Securities Laws in Canada and certain protections, rights and remedies provided by Securities Laws in Canada, including statutory rights of rescission or damages, will not be available to you;

(ii)	you may not receive information that would otherwise be required to be provided to you under the Securities Laws in Canada; and

(iii)	the Corporation is relieved from certain obligations that would otherwise apply under the Securities Laws in Canada;

(b)

if you are the Subscriber, you are resident in the jurisdiction set out under “Subscriber’s Residential or Head Office Address” on page i of this Agreement or if you are the Disclosed Purchaser, you are resident in the jurisdiction set out under “Disclosed Purchaser’s Residential or Head Office Address” on page ii of this Agreement, as applicable, which address is your residence or principal place of business, and such address was not obtained or used solely for the purpose of acquiring the Purchased Securities, and if you were solicited to purchase the Purchased Securities, such solicitation occurred in such jurisdiction and the purchase by and sale to you of the Purchased Securities and any act, solicitation, conduct or negotiation directly or indirectly in furtherance of such purchase and sale has occurred only in such jurisdiction;

(c)	you are:

(i)

purchasing the Purchased Securities as principal for your own account or, in the case of section 4(d)(i) below, are deemed under the applicable Securities Laws in Canada to be purchasing as principal, and not for the benefit of any other person; or

(ii)

purchasing the Purchased Securities as agent for the Disclosed Purchaser and the Disclosed Purchaser for whom you are acting is purchasing the Purchased Securities as principal for its own account and not for the benefit of any other person; or

(d)	you:

(i)

are an Accredited Investor, by virtue of the fact that you fall within one or more of the sub-paragraphs of the definition of Accredited Investor set out in the Accredited Investor Certificate attached as Appendix A to Schedule A, you confirm the truth and accuracy of all statements in such schedule as of the date of this Agreement and the Closing Date, and you were not created or used solely to purchase securities as an Accredited Investor as described in paragraph (m) of the definition of Accredited Investor set out in Appendix A to Schedule A and if the Subscriber is an individual described in category (j), (k) or (l) of the Accredited Investor Certificate (and does not meet the higher financial asset threshold set out in paragraph (j.1) of the Accredited Investor Certificate), it is delivering with this Agreement a completed and signed Form 45-106F9 - Form for Individual Accredited Investors (attached as Exhibit 1 to Appendix A); or

(ii)

are not an individual, are purchasing sufficient Offered Securities so that the aggregate acquisition cost of the Purchased Securities is not less than CDN$150,000 and were not created solely to purchase or hold securities in reliance on section 2.10 of National Instrument 45-106;

(e)

if you are not an individual, you pre-existed the offering of the Offered Securities and you have a bona fide business purpose other than the investment in the Offered Securities and you were not created, formed or established solely or primarily to acquire Offered Securities, or permit purchases of securities without a prospectus, in reliance on an exemption from the prospectus requirements of applicable Securities Laws;

(f)	unless you have completed and delivered the U.S. Accredited Investor Certificate attached as Schedule B hereto (in which case you make the representations, warranties and covenants therein):

(i)	you are not a U.S. Person;

(ii)	the Offered Securities were not offered to you in the United States and at the time your buy order was made, you were outside the United States;

(iii)	this Agreement was delivered to, executed and delivered by, you (or your authorized signatory) outside the United States;

(iv)	you are not, and will not be purchasing the Purchased Securities for the account or benefit of, a U.S. Person or Person in the United States;

(v)

you are not a distributor (as defined in Regulation S under the 1933 Act), a dealer (as defined in Section 2(a)(12) of the 1933 Act), or a person receiving a selling concession in respect of the Purchased Securities;

(vi)	the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the 1933 Act;

(vii)	you have no intention to distribute either directly or indirectly any of the Purchased Securities in the United States, except in compliance with the 1933 Act and applicable state securities laws;

(viii)

you have not purchased the Purchased Securities as a result of any form of “directed selling efforts” (as such term is used in Regulation S) or “general solicitation or general advertising” (as such terms are used under Rule 502(c) of Regulation D), and the sale of the Purchased Securities was not accompanied by any advertisement in printed media of general and regular paid circulation including printed public media, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or telecommunications, including electronic display and the Internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(ix)

you understand that the Offered Securities have not been and will not be registered under the 1933 Act or the securities laws of any state of the United States, the Offered Securities may not be offered or sold, directly or indirectly, in the United States or to U.S Persons except pursuant to registration under the 1933 Act and the securities laws of all applicable states or available exemptions therefrom, and the Corporation has no obligation or present intention of filing a registration statement under the 1933 Act or the securities laws of any state of the United States in respect of any of the Offered Securities;

(g)	if you are resident in the United Kingdom you are:

(i)

an investment professional falling within Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“FPO”) namely authorised firms under FSMA; persons who are exempt in relation to promotions of shares in companies; person whose ordinary activities involve them investing in companies; governments; local authorities or international organisations; or a director, officer or employee acting for such entities in relation to investment; and/or

(ii)	an existing shareholder in the Corporation within Article 43 of the FPO; and/or

(iii)

a high value entity falling within Article 49 of the FPO, namely a body corporate with share capital or net assets of not less than £5 million (except where the body corporate has more than 20 members in which case the share capital or net assets should be not less than £500,000); an unincorporated association or partnership with net assets of not less than £5 million; a trustee of a high value trust; or a director, officer or employee acting for such entities in relation to the investment; and/or

(iv)

otherwise lawfully entitled to receive documents in connection with the Offering notwithstanding that none of the documents produced in connection with the Offering shall have been approved for the purposes of section 21 of FSMA.

(h)

you have not offered or sold and will not offer or sell any Offered Securities to persons in the United Kingdom in circumstances which would result in the Offered Securities being offered to the public in the United Kingdom within the meaning of section 85(1) of FSMA.

(i)	if you are resident outside of Canada and the United States, you:

(i)

are knowledgeable of, or have been independently advised as to the applicable securities laws of the securities regulatory authorities (the “Authorities”) having application in the jurisdiction in which you are resident (the “International Jurisdiction”) which would apply to the acquisition of the Purchased Securities, if any;

(ii)

are purchasing the Purchased Securities pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the Authorities in the International Jurisdiction or, if such is not applicable, you are permitted to purchase the Purchased Securities under the applicable securities laws of the Authorities in the International Jurisdiction without the need to rely on any exemption;

(iii)

confirm that the subscription by the Subscriber complies with the securities laws requirements in the International Jurisdiction, does not contravene any applicable securities laws of the Authorities in the International Jurisdiction and does not require the Corporation to make any filings or seek any approvals of any nature whatsoever from any Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Purchased Securities; and

(iv)	confirm that the purchase of the Purchased Securities by you does not trigger:

(A)

an obligation of the Corporation to prepare and file a registration statement, prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction or to register the Purchased Securities or to be registered with or to file any report or notice with or to seek any approvals of any nature whatsoever from any governmental or regulatory authority in the International Jurisdiction; or

(B)	continuous disclosure reporting obligations of the Corporation in the International Jurisdiction; and

you will, if requested by the Corporation, comply with such other requirements as the Corporation may reasonably require;

(j)

you acknowledge that no agency, stock exchange or governmental agency, securities commission or similar regulatory authority or other entity has reviewed or passed on or made any finding or determination as to the merits of or made any recommendation or endorsement with respect to the Common Shares;

(k)	if you are not a resident of the Province of British Columbia, you certify to the Corporation that you are not a resident of British Columbia and acknowledge that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on or passed on the merits of the Common Shares;

(ii)	there is no government or other insurance covering the Common Shares;

(iii)	there are risks associated with the purchase of the Purchased Securities and you are aware of the risks and other characteristics of the Purchased Securities;

(iv)

there are restrictions on your ability to resell the Purchased Securities and it is your responsibility to find out what those restrictions are and to comply with them before selling the Purchased Securities; and

(v)

the Corporation has advised you that it is relying on an exemption from the requirements to provide the purchaser with a prospectus and to sell securities through a person registered to sell securities under the Securities Act (British Columbia) and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia), including statutory rights of rescission or damages, will not be available to you.

(l)

you acknowledge and consent to the fact that the Corporation is collecting personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time) of the Subscriber and Disclosed Purchaser, if any, for the purpose of completing this Agreement; you acknowledge and consent to the Corporation retaining such personal information for as long as permitted or required by law or business practices; you agree and acknowledge that the Corporation may use and disclose such personal information: (i) for internal use with respect to managing the relationships between and contractual obligations of the Corporation and the Subscriber and Disclosed Purchaser, if any; (ii) for use and disclosure for income tax-related purposes, including, without limitation, where required by law, disclosure to the Canada Revenue Agency; (iii) disclosure to professional advisers of the Corporation; (iv) disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trade or similar regulatory filings, including the Form 45-106F1 – Report of Exempt Distribution (the “ROED”) and Schedules 1 and 2 thereto, or similar regulatory filings; (v) disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure; (vi) disclosure to any Person where such disclosure is necessary for legitimate business reasons and is made with your prior written consent; (vii) disclosure to a court determining the rights of the parties under this Agreement; and (viii) for use and disclosure as otherwise required or permitted by law; in addition, you further acknowledge and consent to the fact that the Corporation may be required to provide any one or more of the Canadian securities regulators, stock exchanges, the Investment Industry Regulatory Organization of Canada, other regulatory agencies or the Corporation’s registrar and transfer agent with any personal information provided by the Subscriber and Disclosed Purchaser, if any, in this Agreement, and may make any other filings of such personal information as the Corporation’s counsel deems appropriate, and you acknowledge receipt of notification of the disclosure of Personal Information by the Corporation to the Stock Exchanges and the Subscriber and Disclosed Purchaser, if any, hereby consent to and authorize the foregoing use and disclosure of such Personal Information and agree to provide, on request, all particulars required by the Corporation in order to comply with the foregoing;

(m)	you further acknowledge and expressly consent to:

(i)	the disclosure of Personal Information by the Corporation to the Stock Exchanges and other applicable regulatory authorities, as required; and

(ii)	the collection, use and disclosure of Personal Information by the Stock Exchanges for such purposes described as may be identified by the Stock Exchanges, from time to time;

For the purposes of this subsection 4(m) “Personal Information” means any information about the Subscriber and, if applicable, any beneficial purchaser for whom the Subscriber is contracting hereunder.

(n)

the Subscriber authorizes the indirect collection of Personal Information by the securities regulatory authority or regulator under the authority granted in the applicable Securities Laws for the purposes of the administration and enforcement of the securities legislation and confirms that the Subscriber have been notified by the Corporation:

(i)

that the Corporation will be delivering the Personal Information, including information pertaining to individual Subscribers to be set out in Schedule 1 or 2 of the ROED, to the applicable securities regulatory authority or regulator;

(ii)	that such Personal Information is being collected indirectly by the securities regulatory authority or regulator under the authority granted to it in applicable Securities Laws;

(iii)	that such Personal Information is being collected for the purpose of the administration and enforcement of applicable Securities Laws of the local jurisdiction; and

(iv)

that the title, business address and business telephone number of the public official in the local jurisdiction where the ROED is filed who can answer questions about the security regulatory authority’s or regulator’s indirect collection of the information is set out in Schedule C;

(o)

the funds representing the aggregate Purchase Price in respect of the Purchased Securities which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purpose of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTF Act”) and you acknowledge that the Corporation may in the future be required by law to disclose the Subscriber’s or Disclosed Purchaser’s name and other information relating to this Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTF Act; to the best of the your knowledge, none of the subscription funds to be provided hereunder (i) has been or will be obtained or derived, directly or indirectly, from or related to any activity that is deemed illegal under the laws of Canada or the United States or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to you. You shall promptly notify the Corporation if you discover that any such representation ceases to be true, and shall provide the Corporation with appropriate information in connection therewith;

(p)

the ability to transfer the Purchased Securities is limited by, among other things, applicable Securities Law and you have been advised to consult your own legal advisors with respect to the applicable hold periods and resale restrictions imposed in respect of the Purchased Securities by the applicable Securities Laws and confirm that no representation by the Corporation has been made respecting the hold periods or resale restrictions applicable to the Purchased Securities and you are solely responsible (and the Corporation is not in any way responsible) for compliance with the applicable resale restrictions and are aware that you may not be able to sell such Purchased Securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws;

(q)	no Person has made to you any written or oral representations:

(i)	that any Person will resell or repurchase any of the Purchased Securities;

(ii)	that any Person will refund the Purchase Price;

(iii)	as to the future price or value of any of the Purchased Securities; or

(iv)

that any of the Purchased Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Purchased Securities for trading on a stock exchange (other than the application to list the Common Shares on the Stock Exchanges);

(r)

you acknowledge that you have not received or been provided with an offering memorandum, prospectus or other disclosure document in respect of the Corporation describing the business and affairs of the Corporation in order to assist you in making an investment decision in respect of the Purchased Securities, that you have had access to the Corporation’s public filings on the Internet at www.sedar.com and www.sec.gov and that you have not become aware of any advertisement in printed media of general and regular paid circulation, radio or television with respect to the distribution of the Purchased Securities;

(s)

in agreeing to subscribe for the Purchased Securities, you have neither relied on, received nor requested any information given or any representations, warranties, agreements or undertakings (express or implied), statutory or otherwise, written or oral, or statements made at any time by the Corporation or by any subsidiary, holding company or associate of the Corporation or any of their respective officers, directors, agents, employees or advisers, or any other person in connection with the Offering, the Corporation and its subsidiaries;

(t)	in agreeing to subscribe for Purchased Securities, you have relied solely on publicly available information relating to the Corporation;

(u)

you have no knowledge of a “material fact” or “material change” (as those terms are defined in the Securities Laws) in the affairs of the Corporation that has not been generally disclosed to the public;

(v)

your decision to tender this offer and purchase the Purchased Securities has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation or any other Person, and is based entirely upon the representations, warranties and covenants of the Corporation provided to the Subscriber in this Agreement and on currently available public information concerning the Corporation;

(w)	your acceptance of this subscription offer is irrevocable and requires acceptance by the Corporation and acceptance of the Stock Exchanges;

(x)

the acceptance of this subscription offer will be conditional upon the sale of the Purchased Securities to you being exempt from the prospectus and registration requirements under applicable Securities Laws;

(y)	you acknowledge that the issue of the Purchased Securities will not restrict or prevent the Corporation from obtaining any other financing, or from issuing additional securities or rights at any time;

(z)	if you are:

(i)

a corporation, you are duly incorporated and are validly subsisting under the laws of your jurisdiction of incorporation and have all requisite legal and corporate power and authority to execute and deliver this Agreement, to subscribe for the Purchased Securities as contemplated herein and to carry out and perform your covenants and obligations under the terms of this Agreement and the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, you or any agreement, written or oral, to which you may be a party or by which you are or may be bound;

(ii)

a partnership, syndicate or other form of unincorporated organization, you have the necessary legal capacity and authority to execute and deliver this Agreement and to observe and perform your covenants and obligations hereunder and have obtained all necessary approvals in respect thereof; or

(iii)

an individual, you are of full age of majority and have the legal capacity and competence to enter into and to execute this Agreement and to observe and perform your covenants and obligations hereunder;

(aa)	this Agreement has been duly executed and delivered by you and constitutes a legal, valid and binding obligation of yours enforceable against you;

(bb)

if required by applicable Securities Laws, policy or order or by any other Regulatory Authority, you will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Purchased Securities as may be required;

(cc)

the Purchased Securities are highly speculative in nature and you have such sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of this investment and you are able to bear the economic risk of loss of this investment;

(dd)

this subscription is not enforceable by you unless it has been accepted by the Corporation and you waive any requirement on the Corporation’s behalf to immediately communicate its acceptance of this subscription to you;

(ee)

in connection with your subscription, you have not relied upon the Corporation for investment, legal, tax advice or other professional advice, and have in all cases sought or elected not to seek the advice of your own personal investment advisers, legal counsel and tax advisers and you are able, without impairing your financial condition, to bear the economic risk of, and withstand a complete loss of, the investment and you can otherwise be reasonably assumed to have the capacity to protect your own interest in connection with your investment;

(ff)

all costs and expenses incurred by you (including any fees and disbursements of any special counsel or other advisors retained by you) relating to the purchase of the Purchased Securities shall be borne by you;

(gg)	you acknowledge that legal counsel retained by the Corporation is acting as counsel to the Corporation and not as counsel to you and you may not rely upon such counsel in any respect;

(hh)

if you are an entity, you are a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of your incorporation or organization, and you have the requisite power and authority to enter into and perform this Agreement and to purchase the Purchased Securities being sold to you hereunder. The execution, delivery and performance of this Agreement by you and the consummation by you of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or other entity action, and no further consent or authorization by you or your board of directors, stockholders, partners, members, as the case may be, is required;

(ii)

the execution, delivery and performance of this Agreement and your consummation of the transactions contemplated hereby do not (i) if you are an entity, conflict with your constituent documents or other organizational documents or (ii) violate any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to you or your properties, except for such conflicts and violations would not, individually or in the aggregate, have a material adverse effect on you;

(jj)

you are not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for you to execute, deliver or perform any of your obligations under this Agreement or to purchase the Purchased Securities in accordance with the terms hereof;

(kk)

this Agreement has been duly executed and delivered and, when accepted by the Corporation, will constitute your legal, valid and binding obligation enforceable against you in accordance with the terms hereof and, if you are acting on behalf of a Disclosed Purchaser, will constitute a legal, valid and binding obligation against such Disclosed Purchaser in accordance with the terms hereof; and

(ll)	the above representations, warranties, covenants and acknowledgements in this section will be true and correct both as of the execution of this subscription and as of the Closing Date.

The Subscriber and, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, acknowledges and agrees that the foregoing representations, warranties and covenants are made by the Subscriber and, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, with the intent that they may be relied upon in determining its eligibility as a purchaser of the Offered Securities under relevant Securities Laws and the Subscriber and, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, hereby agrees to indemnify and hold harmless the Corporation and its representatives, directors, officers, employees, legal counsel and agents from and against all losses, liability, claims, costs, expenses and damages (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) from reliance thereon in the event that any of such representations or warranties are untrue in any material respect. The Subscriber and, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, further agrees that by accepting the Purchased Securities, the Subscriber and, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, shall be representing and warranting that the foregoing representations and warranties contained herein or in any document furnished by the Subscriber or, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, to the Corporation are true as at the Closing, with the same force and effect as if they had been made by the Subscriber as at the Closing and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber or the Disclosed Purchaser (if applicable) of the Purchased Securities. The Subscriber or, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, undertakes to notify the Corporation immediately of any changes in any representation, warranty or other information relating to the Subscriber of Disclosed Purchaser (if applicable) set forth herein which takes place prior to the Closing Date.

5.	Legends

The Subscriber and, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, acknowledges that the certificates representing the Common Shares will bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE ●.” [the date which is four months and one day after the Closing Date will be inserted]

and also acknowledges that the certificates representing the Common Shares will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.”

provided that, subsequent to the date which is four months and one day after the Closing Date, the certificates representing the Common Shares may be exchanged for certificates bearing no such legends.

If the Subscriber is in the United States, is a U.S Person, or is acting for the account or benefit of a U.S Person or a person in the United States, it acknowledges that the certificates representing the Common Shares will also bear the legend set forth in Schedule B hereto.

The Subscriber and, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, also acknowledges that it has been advised to consult its own independent legal advisor with respect to the applicable resale restrictions; that it is solely responsible for complying with such restrictions; that the Corporation is not responsible for ensuring compliance by the Subscriber or, if applicable, the Disclosed Purchaser, of the applicable resale restrictions.

6.	Representations and Warranties of the Corporation

The Corporation represents, warrants and covenants that, as of the date given above and at the Closing:

(a)	the Corporation is a valid and subsisting corporation amalgamated and in good standing under the laws of the Province of British Columbia;

(b)	the Corporation is duly registered and licensed to carry on business in each jurisdiction in which it carries on business or owns property where required under the laws of that jurisdiction;

(c)

as at the date of this Agreement the authorized capital of the Corporation consists of unlimited Common Shares, of which 70,155,578 Common Shares are issued and outstanding as fully paid and non-assessable as at December 1st, 2020;

(d)

all financial statements, information circulars, news releases, material change reports and other documents filed by the Corporation with the Commissions in Canada on the System for Electronic Document Analysis and Retrieval or with the United States Securities and Exchange Commission (the “Disclosure Record”) within the past 12 months were true and correct in all material respects and did not contain any misrepresentation (as defined in the Securities Act (British Columbia)) as at the respective dates of such filings;

(e)

except as qualified by the disclosure in the Disclosure Record, the Corporation is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to in the Disclosure Record;

(f)

except as qualified by the disclosure in the Disclosure Record, any and all agreements pursuant to which the Corporation holds its material assets or is entitled to the use of material assets are valid and subsisting agreements in full force and effect, enforceable in accordance with their respective terms and the Corporation is not in material default of any of the provisions of any such agreements nor has any such default been alleged, and the Corporation is not aware of any disputes with respect thereto and such assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situate, and all leases, licences, concessions, and claims pursuant to which the Corporation derives its interests in such material assets are in good standing and there has been no material default under any such leases, licenses, concessions, and claims and all taxes required to be paid with respect to such assets to the date hereof have been paid;

(g)

except as qualified by the disclosure in the Disclosure Record, the Corporation has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules, regulations, tariffs, orders and directives of each jurisdiction in which it carries on business (except when the failure to do so would not have a material adverse effect) and possesses all material certificates, authorities, permits or licences issued by the appropriate provincial, state, municipal, federal or other governmental or regulatory agency or body necessary to carry on the business currently as carried on, or contemplated to be carried on, by it, is in compliance in all material respects with such certificates, authorities, permits and licences and with all laws, regulations, tariffs, rules, orders and directives material to its operations, including, without limitation, all laws, regulations and statutes relating to mining claims, concessions, licenses, leases or other instruments and the Corporation has not received any notice of proceedings relating to the revocation or modification of any such certificates, authorities, permits, licences, mining claims, concessions, leases or other instruments conferring mineral rights which, singly or in the aggregate, if the subject of an unfavourable decision, order, ruling or finding, would materially and adversely affect the conduct of its business, operations, financial condition or income of the Corporation and it has not received notice of the revocation or cancellation of, or any intention to revoke or cancel, any such licence, permit, approval, consent, certificate, registration or authorization;

(h)

the financial statements of the Corporation contained in the Disclosure Record, filed with any of the Commissions have all been prepared in accordance with Canadian generally accepted accounting principles, accurately reflect the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of the Corporation as of the date thereof;

(i)

the Corporation has complied and will comply fully with the requirements of all applicable corporate and securities laws and administrative policies and directions, including, without limitation, the Securities Laws and the Business Corporations Act (British Columbia) in relation to the issue and trading of its securities and in all matters relating to the private placement of the Offered Securities;

(j)

there is not presently any material change, as defined in the Securities Laws, relating to the Corporation or change in any material fact, as defined in the Securities Laws, relating to any of the Purchased Securities, which has not been fully disclosed in accordance with the requirements of the Securities Laws and the policies of the Stock Exchanges;

(k)

the issue and sale of the Offered Securities by the Corporation does not and will not conflict with, and does not and will not result in a breach of, any of the terms of the Corporation’s constating documents or any agreement or instrument to which the Corporation is a party or by which it is bound;

(l)

except as described in the Disclosure Record, the Corporation is not a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Corporation’s knowledge, no such actions, suits or proceedings are contemplated or have been threatened;

(m)	there are no judgments against the Corporation which are unsatisfied, nor is the Corporation subject to any consent decrees or injunctions;

(n)

this Agreement has been or will be at the Closing Date duly authorized by all necessary corporate action on the part of the Corporation, and the Corporation has full corporate power and authority to undertake the Offering;

(o)

to the Corporation’s knowledge, it is not in default in any material respect of any of the requirements of the Securities Laws or any of the administrative policies, notices or rules, as applicable, of the Toronto Stock Exchange;

(p)

no order ceasing or suspending trading in securities of the Corporation nor prohibiting the sale of such securities has been issued to and is outstanding against the Corporation or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened;

(q)

the Corporation has filed all federal, provincial, local and foreign tax returns which are required to be filed, or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for such assessments, fines and penalties which are currently being contested in good faith; and

(r)

the Corporation has established on its books and records reserves which are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Corporation or its subsidiaries except for taxes not yet due, and there are no audits of any of the tax returns of the Corporation which are known by the Corporation’s management to be pending, other than such audits which are currently being contested in good faith.

7.	General

(a)

Headings: The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement,” “hereof,” “hereunder”, “herein” and similar expressions refer to this Agreement and not to any particular article, section or other portion hereof and include any agreement supplemental thereto and any exhibits attached hereto. Unless something in the subject matter or context is inconsistent therewith, reference herein to articles, sections and paragraphs are to articles, sections, subsections and paragraphs of this Agreement.

(b)	Number and Gender: Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and neuter and vice versa.

(c)

Severability: If one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby. Each of the provisions of this Agreement is hereby declared to be separate and distinct.

(d)

Notices: All notices or other communications to be given hereunder shall be delivered by hand or by telecopier, and if delivered by hand, shall be deemed to have been given on the date of delivery or, if sent by telecopier, on the date of transmission if sent before 5:00 p.m. and such day is a Business Day or, if not, on the first Business Day following the date of transmission.

Notices to the Corporation shall be addressed to:

Platinum Group Metals Ltd.

Suite 838-1100 Melville Street

Vancouver, British Columbia V6E 4A6

Attention:      Frank Hallam, Chief Financial Officer

Fax Number: (604) 484-4710

Notices to the Subscriber shall be addressed to the address of the Subscriber set out on the execution page hereof.

Either the Corporation or the Subscriber may change its address for service aforesaid by notice in writing to the other party hereto specifying its new address for service hereunder.

(e)

Further Assurances: Each party hereto shall from time to time at the request of the other party hereto do such further acts and execute and deliver such further instruments, deeds and documents as shall be reasonably required in order to fully perform and carry out the provisions of this Agreement. The parties hereto agree to act honestly and in good faith in the performance of their respective obligations hereunder.

(f)	Successors and Assigns: Except as otherwise provided, this Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

(g)

Notification of Changes: The parties hereby covenant and agree to notify the other party upon the occurrence of any event prior to the Closing which would cause any party’s representations, warranties or covenants contained in this Agreement to be false or incorrect in any material respect.

(h)	Assignment: This Agreement is not assignable or transferable by the parties hereto without the express written consent of the other party to this Agreement.

(i)

Entire Agreement: The terms of this Agreement express and constitute the entire agreement between the parties hereto with respect to the subject matter hereof and no implied term or liability of any kind is created or shall arise by reason of anything in this Agreement.

(j)	Time of Essence: Time is of the essence of this Agreement.

(k)	Amendments: The provisions of this Agreement may only be amended with the written consent of all of the parties hereto.

(l)

Survival: Notwithstanding any other provision of this Agreement, the representations, warranties, covenants and indemnities of or by the Corporation contained herein or in any certificate, document or instrument delivered pursuant hereto shall survive the completion of the transactions contemplated by this Agreement.

(m)

Governing Law and Venue: The contract arising out of this Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein, governing contracts made and to be performed wholly therein, and without reference to its principles governing the choice or conflict of laws. The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia, sitting in the City of Vancouver, with respect to any dispute related to or arising from this Agreement.

(n)

Counterparts: This Agreement may be executed in two or more counterparts which when taken together shall constitute one and the same agreement. Delivery of counterparts may be effected by facsimile transmission thereof.

(o)

Facsimile Copies: The Corporation shall be entitled to rely on a facsimile copy of an executed subscription agreement and acceptance by the Corporation of such facsimile subscription shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms thereof. If less than a complete copy of this Agreement is delivered to the Corporation at Closing, the Corporation and its advisors are entitled to assume that the Subscriber accepts and agrees to all of the terms and conditions of the pages not delivered at Closing unaltered.

(p)

Regulatory Approval: Without limitation, this Agreement and the transactions contemplated hereby are conditional upon receipt by the Corporation of the acceptance of notice of the Offering for filing by the Toronto Stock Exchange and approval of the listing of the Purchased Securities from the NYSE American LLC.

(q)

English Language: The contract arising out of this Agreement and all documents relating thereto, have been or will be drafted in English only by common accord among the parties. Le soussigné reconnaît par les présentes qu’il a exigé que le contrat résultant de cette convention de souscription ainsi que tous documents y afférents soient rédigés en langue anglaise seulement.

If the foregoing is in accordance with your understanding, please sign and return this Agreement together with the other required documents signifying your agreement to purchase the Purchased Securities.

SCHEDULE A

CANADIAN EXEMPTION CERTIFICATE

TO:	PLATINUM GROUP METALS LTD.

In connection with the purchase by the undersigned subscriber (the “Subscriber”) of Common Shares (the “Purchased Securities”) of Platinum Group Metals Ltd. (the “Corporation”), the Subscriber or, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, hereby represents, warrants, covenants and certifies that:

1.	the Subscriber or, if applicable, the Disclosed Purchaser (please check the appropriate line):

☐	(a)	the Subscriber or, if applicable, the Disclosed Purchaser, is a resident of any province of Canada, has completed the Accredited Investor Certificate attached to the Agreement as Appendix A to Schedule A, is an “Accredited Investor” as such term is defined in National Instrument 45-106 Prospectus Exemptions (“National Instrument 45-106”) and it was not created or used solely to purchase or hold securities as an accredited investor under section 2.3 of National Instrument 45-106 (YOU MUST ALSO COMPLETE APPENDIX A ATTACHED TO THIS CERTIFICATE AND, IF APPLICABLE, Exhibit 1 TO APPENDIX A); OR

☐	(b)	the Subscriber or, if applicable, the Disclosed Purchaser, is not an individual, is acquiring the Purchased Securities for an acquisition cost of not less than CDN$150,000 paid in cash at the time of the trade, and if the Subscriber or, if applicable, the Disclosed Purchaser, was not created or used solely to purchase or hold securities in reliance on the exemptions from the dealer registration requirement or the prospectus requirement contained in Section 2.10 of National Instrument 45-106.

2.

the above representations, warranties and covenants will be true and correct both as of the execution of this certificate and as of the closing time of the purchase and sale of the Purchased Securities and will survive the completion of the issue of the Purchased Securities; and

3.

the foregoing representations, warranties and covenants are made by the undersigned or, if applicable, the Disclosed Purchaser through the undersigned acting as its agent, with the intent that they be relied upon in determining the suitability of the undersigned or Disclosed Purchaser as a purchaser of the Purchased Securities and the undersigned undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber or, if applicable, the Disclosed Purchaser, set forth herein which takes place prior to the closing time of the purchase and sale of the Purchased Securities.

The Subscriber has executed this certificate as of the ______ day of ___________________, 2020.

If a trust, partnership or other entity:	If an individual:

Deepkloof Limited
Name of Entity	Signature

Corporation
Type of Entity /s/ Karen Oliver /s/ Mark Lewis	Name of Individual
Signature of Person Signing Beaumont (Directors) Limited Corporate Director: Deepkloof Limited
Title of Person Signing

A-2